UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 21, 2005



                            ROCK OF AGES CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        0-29464                 03-0153200
        --------                        -------                 ----------
(State or other jurisdiction       (Commission File          (I.R.S. Employer
   of incorporation)                    Number)           Identification Number)


               772 Graniteville Road, Graniteville Vermont 05654
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (802) 476-3121
                                 --------------
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            ROCK OF AGES CORPORATION

                                    FORM 8-K

Item 1.01         Entry into a Material Definitive Agreement

                  On January 26, 2005 the Company executed a Settlement and Release Agreement (the "Settlement and Release Agreement") with Childs & Childs Granite Co., Inc. and Mize Acquisition, Inc. (collectively referred to herein as "Childs"), whereby the dispute between the parties in connection with Child's promissory note, dated October 26, 2001, in the principal amount of $800,000 (the "Note") has been settled. The Note was part of the consideration for the sale by the Company to Childs of a manufacturing plant in Elberton, Georgia. The Note was in default and the Company had commenced foreclosure proceedings against the property securing Childs' obligations under the Note. Childs had threatened to file a Petition for Injunctive Relief and to Compel Arbitration which, inter alia, would have contested the Company's right to foreclose under the Security Deed and asserted that certain disputes existed between the Parties under a supply agreement between the parties. Pursuant to the Settlement and Release Agreement, the Company has cancelled the Note and released the Security Deed securing Childs' obligations under the Note in exchange for the payment of $300,000 in cash and up to $100,000 in product credits. The parties have also executed mutual releases releasing each other from any other claims and obligations (including the obligations of the parties under the supply agreement), except for the obligations set forth in the Settlement and Release Agreement. The foregoing description of the Settlement and Release Agreement is qualified in its entirety by the complete text of the Settlement and Release Agreement, which is attached hereto as
                  Exhibit 10.1 and incorporated herein by reference.

Item 2.06         Material Impairments

                  On January 21, 2005, the Company concluded negotiations with respect to the consideration it would receive in settlement of the dispute with Childs, as described in Item 1.01 above, which description is incorporated in this Item 2.06 by reference. In view of the amount of such consideration, it was concluded on January 21, 2005 that, under United States generally accepted accounting principles, the Company is required to record an impairment charge in respect of the Note for the Company's fiscal quarter ended December 31, 2004 in an amount estimated to be approximately $400,000. The impairment charge is not expected to result in any future cash expenditures.

Item 9.01         Financial Statements and Exhibits

                  Exhibit Number       Description
                  --------------       -----------

                       10.1 Settlement and Release Agreement dated January 26, 2005 among Childs & Childs Granite Co., Inc., Mize Acquisition, Inc. and Rock of Ages Corporation.



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


                            ROCK OF AGES CORPORATION


                                    FORM 8-K


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ROCK OF AGES CORPORATION

Dated: January 27, 2005                      By: /s/ Michael B. Tule
                                                -------------------------------
                                                Michael B. Tule
                                                Vice President/General Counsel





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


                                 Exhibit Index

Number        Description
------        -----------

10.1 Settlement and Release Agreement dated January 26, 2005 among Childs & Childs Granite Co., Inc., Mize Acquisition, Inc. and Rock of Ages Corporation.





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